UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 25, 2006

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12907	13-3873847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 Water Street, East Greenville, Pennsylvania	18041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 679-7991

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 25, 2006, Knoll, Inc. (the “Company”) entered into a new five-year collective bargaining agreement (the “Collective Bargaining Agreement”) with the Carpenters Union, Local 1615, of the United Brotherhood of Carpenters and Joiners of America, Affiliate of the Carpenters Industrial Council (the “Union”) covering bargaining unit members at our Grand Rapids, Michigan facility. The Collective Bargaining Agreement was ratified by the Union on August 25, 2006 and became binding at that time. The Collective Bargaining Agreement sets forth the terms and conditions of employment for bargaining unit members working at the Company’s Grand Rapids, Michigan facility and becomes effective on August 27, 2006, upon expiration of the previous agreement between the Company and the Union. The Collective Bargaining Agreement continues until August 27, 2011, after which time it would continue on a year-to-year basis unless either party provides written notice of termination as provided in the Collective Bargaining Agreement.

A form of the Collective Bargaining Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. A final version of the Collective Bargaining Agreement in substantially the form attached hereto will be finalized and executed by the Company and the Union within a reasonable period of time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 –	Form of Collective Bargaining Agreement between Knoll, Inc. and the Carpenters Union, Local 1615, of the United Brotherhood of Carpenters and Joiners of America, Affiliate of the Carpenters Industrial Council.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLL, INC.

Dated: August 28, 2006	By:	/s/ Barry L. McCabe
	Name:	Barry L. McCabe
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Collective Bargaining Agreement between Knoll, Inc. and the Carpenters Union, Local 1615, of the United Brotherhood of Carpenters and Joiners of America, Affiliate of the Carpenters Industrial Council.